Exhibit 99.1


                    Cosi, Inc. Reports First Quarter Results

DEERFIELD, IL, May 10, 2007 - Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported results for the 2007 first quarter and provided updated earnings guidance for the 2007 full year. Cosi's net loss for the 2007 first quarter ended April 2, 2007 was $(4,205,025), or $(0.11) per basic and diluted common share, compared with a net loss of $(3,928,341), or $(0.10) per basic and diluted common share, for the 2006 first quarter. Excluding stock-based compensation expense, Cosi reported a loss of $(4,148,925), or $(0.11) per basic and diluted common share, compared with a loss of $(1,974,198), or $(0.05) per basic and diluted common share, for the 2006 quarter.

William Koziel, Cosi's Chief Financial Officer, said, "The near-term comparable sales volatility coupled with new restaurants that have not yet reached expected operating levels negatively impacted restaurant operating margins. We continue to focus on initiatives at the store level to improve sales and profitability while maintaining our high standards of customer service. Equally important is our continued execution of our restaurant development strategy."

2007 First Quarter Financial Performance and Restaurant Economics
As previously reported, Cosi's total revenues increased by 8.3%, to $32,090,701 in the 2007 first quarter, compared with $29,644,963 in the 2006 first quarter. Company-owned restaurant net sales grew 7.5%, to $31,658,351, compared to $29,457,697 in the 2006 quarter. Comparable company-owned restaurant sales for the quarter declined 2.4%, consisting of a 6.5% decline in transaction count offset by a 4.1% increase in the average check, compared to the 2006 first quarter. Franchise fees and royalties more than doubled to $432,351 for the 2007 first quarter, compared with $187,266 in the prior year period.

Cosi reported that total costs and expenses related to company-owned restaurant operations increased 590 basis points as a percentage of restaurant net sales compared with the 2006 first quarter. The increase was a result of a 400 basis point increase in occupancy and other operating expenses and a 230 basis point increase in labor and related benefits as a percentage of restaurant net sales.

"These increases were driven by new restaurants that have not yet reached operational efficiency, and the inability to rapidly reduce labor costs in a period of lower comparable sales," said Koziel. Cosi also reported that food and beverage costs improved by 40 basis points as a percentage of restaurant net sales compared with the 2006 first quarter.

Cosi continued to achieve leverage of its general and administrative costs in the 2007 first quarter, driving a 20 basis point improvement as a percentage of total revenue.

The 2007 quarter included an expense of $56,100 for stock-based compensation expense. Cosi noted a benefit in the quarter of $568,177 related to forfeited restricted stock resulting from the previously announced resignation of Cosi's former President and CEO. Total stock compensation expense for the 2006 quarter was $1,954,143.

Cosi reported cash, cash equivalents, and short-term investments of $14,070,469 as of April 2, 2007, and virtually no debt. Total stockholders' equity was $46,897,233.

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

Development Performance
During the 2007 first quarter, a total of nine new Cosi restaurants were opened, six franchise and three company-owned. Cosi operated 113 company-owned restaurants and franchisees operated 19 locations at the end of the quarter, compared to 94 company-owned restaurants and 5 franchise restaurants at the end of the 2006 first quarter.

"In light of our strong pipeline of franchise area developers and their importance to the Cosi growth strategy, we are focusing our company resources on assisting franchisees with opening restaurants and continuing the momentum of their development schedules," said Koziel. "We continue to expect 45-55 franchise unit openings in 2007, with most of those concentrated in the latter half of the year. Given our commitment to supporting franchise development, our 2007 development target for company-owned restaurants is now expected to be between 10 and 14 locations."

Cosi continues to receive strong interest in the Cosi concept from experienced franchise area developers and franchisees. Cosi currently has secured commitments from a total of 33 franchise area developers to open 386 Cosi restaurants not including the 20 currently open.

Revised Guidance
Based on the lower than expected first quarter results and uncertainty of the consumer environment in upcoming quarters, Cosi is providing revised guidance for a 2007 full year expected loss of between $(0.18) and $(0.23) per share, excluding the effect of stock-based compensation expense. Cosi also has withdrawn its previous earnings guidance for 2008.

Teleconference and Webcast Information
Members of Cosi's senior management team will host a teleconference and webcast today, May 10, 2007, at 5:00 p.m. Eastern Time to discuss the Company's first quarter 2007 financial results.

To participate in the teleconference, investors and analysts are invited to call 866-543-6403 in the U.S., or 617-213-8896 outside of the U.S., and reference participant code 23002910. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/.

A replay will be available following the call until 12:00 AM ET on May 17, 2007. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 72197592.

About Cosi
Cosi ( http://www.getcosi.com ) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 113 company-owned and 20 franchise restaurants in sixteen states and the District of Columbia. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Warm `N Cosi Melts(R), soups, Cosi bagels, pizzas, S'mores, snacks and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi(R)" and Warm `N Cosi Melts(R) are registered trademarks of Cosi, Inc. Copyright (C) 2007 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors.

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

Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

         Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.

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

                                   Cosi, Inc.
                      Consolidated Statements of Operations
        For the Three Month Period Ended April 2, 2007 and April 3, 2006
             (dollars in thousands, except share and per share data)

                                                                             Three Months Ended
                                                                       April 2,            April 3,
                                                                         2007                2006
                                                                   ------------------  ------------------
                                                                      (Unaudited)         (Unaudited)
Revenues:
Restaurant net sales                                                $       31,658.4    $       29,457.7
Franchise fees and royalties                                                   432.4               187.3
                                                                   ------------------  ------------------
       Total revenues                                                       32,090.8            29,645.0
                                                                   ------------------  ------------------

Costs and expenses:
Cost of food and beverage                                                    7,390.1             6,975.1
Labor and related benefits                                                  11,322.8             9,876.8
Occupancy and other operating expenses                                       9,287.5             7,463.2
                                                                   ------------------  ------------------
                                                                            28,000.4            24,315.1
General and administrative expenses                                          5,929.3             5,553.5
Stock-based compensation expense                                                51.4             1,940.4
Depreciation and amortization                                                2,248.1             1,832.1
Restaurant pre-opening expenses                                                270.1               265.3
Lease termination expense                                                          -                26.6
                                                                   ------------------  ------------------
       Total costs and expenses                                             36,499.3            33,933.0

                                                                   ------------------  ------------------
       Operating loss                                                       (4,408.5)           (4,288.0)

Interest income                                                                205.2               361.7
Interest expense                                                                (2.0)               (2.3)
Other income                                                                     0.3                 0.3
                                                                   ------------------  ------------------
       Net loss                                                     $       (4,205.0)   $       (3,928.3)
                                                                   ==================  ==================


Per Share Data:
    Net loss per share, basic and diluted                           $          (0.11)   $          (0.10)
                                                                   ==================  ==================

    Weighted average shares outstanding:                                  38,571,150          37,812,590
                                                                   ==================  ==================

As a percentage of net restaurant sales:
Cost of food and beverage                                                      23.3%               23.7%
Labor and related benefits                                                     35.8%               33.5%
Occupancy and other operating expenses                                         29.3%               25.3%

                                                 For the Three Months Ended                For the Three Months Ended
                                                       April 2, 2007                              April 3, 2006
                                           --------------------------------------   -------------------------------------------
                                           Company-Owned   Franchise     Total       Company-Owned    Franchise       Total
                                           -------------- ------------ ----------   --------------   ------------- ------------
Restaurants at beginning of period                   110           13        123              96 (a)            5          101
New restaurants opened                                 3            6          9               2                -            2
Restaurants permanently closed                         -            -          -               4                -            4
                                           -------------- ------------ ----------   -------------    ------------- ------------
Restaurants at end of period                         113           19        132              94 (a)            5           99
                                           ============== ============ ==========   =============    ============= ============

(a) Includes two company-owned locations that were closed in October of 2005 as a result of Hurricane Wilma. During the fourth quarter of fiscal 2006, one location was re-opened and one location was permanently closed.

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

                                   Cosi, Inc.
                           Consolidated Balance Sheets
                     As of April 2, 2007 and January 1, 2007
             (dollars in thousands, except share and per share data)

                                                                                     April 2, 2007        January 1, 2007
                                                                                  --------------------   -------------------
                                                                                      (Unaudited)             (Note 1)
Assets
Current assets:
     Cash and cash equivalents                                                     $          3,187.0     $           938.4
     Investments                                                                             10,883.5              18,961.5
     Accounts receivable, net                                                                 1,245.1               1,950.9
     Inventories                                                                                982.0                 986.9
     Prepaid expenses and other current assets                                                3,948.4               4,032.8
                                                                                  --------------------   -------------------
               Total current assets                                                          20,246.0              26,870.5


Furniture and fixtures, equipment and leasehold improvements, net                            48,468.1              46,007.5
Intangibles, security deposits and other assets, net                                          2,845.1               2,879.1
                                                                                  --------------------   -------------------
               Total assets                                                        $         71,559.2     $        75,757.1
                                                                                  ====================   ===================

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                                       $ 3,158.3             $ 4,898.1
     Accrued expenses                                                                         9,544.9               8,550.5
     Deferred franchise revenue                                                               1,232.5               1,172.5
     Current portion of long-term debt                                                           17.0                  17.0
     Current portion of other long-term liabilities                                             222.9                 519.9
                                                                                  --------------------   -------------------
               Total current liabilities                                                     14,175.6              15,158.0

     Deferred franchise revenue                                                               2,630.0               2,345.0
     Long-term debt, net of current portion                                                      82.8                  82.8
     Other long-term liabilities, net of current portion                                      7,773.5               7,540.0
                                                                                  --------------------   -------------------
               Total liabilities                                                             24,661.9              25,125.8
                                                                                  --------------------   -------------------

Commitments and contingencies

Stockholders' equity:
     Common stock - $.01 par value; 100,000,000 shares authorized,
      39,856,593 and 39,910,114 shares issued, respectively                                     398.6                 399.1
     Additional paid-in capital                                                             271,671.8             271,200.3
     Treasury stock, 239,543 shares at cost                                                  (1,197.7)             (1,197.7)
     Accumulated deficit                                                                   (223,975.4)           (219,770.4)
                                                                                  --------------------   -------------------
               Total stockholders' equity                                                    46,897.3              50,631.3
                                                                                  --------------------   -------------------
               Total liabilities and stockholders' equity                          $         71,559.2     $        75,757.1
                                                                                  ====================   ===================


CONTACT:
Brien Gately
Director of Investor Relations
(847) 597-8950

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